UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2016

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Amendments to Employment Agreements with Terrance Paradie and Bernt Iversen III

On November 11, 2016, TransDigm Group Incorporated (the “Company”) and Mr. Terrance Paradie, Executive Vice President and Chief Financial Officer of the Company, entered into a Second Amendment to Employment Agreement and the Company and Mr. Bernt Iversen, Executive Vice President – Mergers & Acquisitions and Business Development of the Company, entered into a Fourth Amendment to Employment Agreement (collectively, the “Amendments”). The purpose of the Amendments was to change the target bonuses for Mr. Paradie and Mr. Iversen, commencing in fiscal year 2017, from 65% of their respective base salaries to 80% of their respective base salaries, to make their total cash compensation more aligned with market conditions.

The foregoing description of the terms of the Amendments is qualified in its entirety by the full text of the Amendments, copies of which are filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 10.1	Second Amendment to Employment Agreement, dated November 11, 2016, between TransDigm Group Incorporated and Terrance Paradie
Exhibit 10.2	Fourth Amendment to Employment Agreement, dated November 11, 2016, between TransDigm Group Incorporated and Bernt Iversen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer
Date: November 11, 2016

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	Second Amendment to Employment Agreement, dated November 11, 2016, between TransDigm Group Incorporated and Terrance Paradie
Exhibit 10.2	Fourth Amendment to Employment Agreement, dated November 11, 2016, between TransDigm Group Incorporated and Bernt Iversen